Exhibit 4A

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                           FIRST SUPPLEMENTAL INDENTURE


                                       FROM


                            WPS RESOURCES CORPORATION


                                        TO


                       FIRSTAR BANK , NATIONAL ASSOCIATION



                                      TRUSTEE
                              -----------------------


                          Dated as of November 1, 1999


                            SUPPLEMENTAL TO INDENTURE
                           DATED AS OF OCTOBER 1, 1999




                      7.00% Senior Notes Due November 1, 2009



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

          This FIRST SUPPLEMENTAL INDENTURE is made as of the 1st day of November, 1999 by and between WPS RESOURCES CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (the "Company"), and FIRSTAR BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as trustee (the "Trustee").


                           RECITALS OF THE COMPANY:
          WITNESSETH:  that

          The Company has heretofore executed and delivered its Indenture (hereinafter referred to as the "Indenture"), made as of October 1, 1999; and

          Section 3.01 of the Indenture provides that Securities may be issued from time to time in series pursuant to a supplemental indenture specifying the terms of each series of Securities; and

          The Company desires to establish a series of Securities to be designated "7.00% Senior Notes Due November 1, 2009" (the "Notes of the Series Due 2009"); and

          Section 9.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form or terms of Securities of any series and adding to the covenants of the Company; and

          The execution and delivery of this First Supplemental Indenture (herein, this "Supplemental Indenture") has been duly authorized by a Board Resolution;

           NOW, THEREFORE, this Supplemental Indenture

          WITNESSETH, that, in order to set forth the terms and conditions upon which the Notes of the Series Due 2009 are, and are to be, authenticated, issued and delivered, and in consideration of the premises and the purchase of the Notes of the Series Due 2009 by the Holders thereof, it is mutually covenanted and agreed for the equal and proportionate benefit of the respective Holders from time to time of such Notes of the Series Due 2009 as follows:

                                    ARTICLE I
                        RELATION TO INDENTURE; DEFINITIONS


SECTION 1.01.

          This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.

          For all purposes of this Supplemental Indenture:

          (a) "Notes of the Series Due 2009" or "Notes" shall mean the series of Senior Debt Securities authorized by this Supplemental Indenture.

          (b) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture;

          (c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

          (d)   The terms "hereof," "herein," "hereby," "hereto,"
"hereunder," and "herewith" refer to this Supplemental Indenture.


                                   ARTICLE II
                                 THE SECURITIES


          There is hereby established a series of Securities pursuant to
Section 3.01 of the Indenture as follows:

          (a) The title of the Securities of the series hereby established is "7.00% Senior Notes Due November 1, 2009."

          (b)   The aggregate principal amount of the Notes of the Series
Due 2009 which may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of such series pursuant to Sections 2.05, 3.04, 3.05, 3.06, 9.06 or 11.07) shall be limited to One
Hundred Fifty Million Dollars ($150,000,000).

          (c) All Notes of the Series Due 2009 will be represented by one or more notes in permanent global form without coupons. The beneficial owners of interests in such permanent Global Security or Securities of the Series Due 2009 may not exchange such interests for individual Notes of the Series Due 2009 in definitive form other than in the manner provided in
Section 2.03 of the Indenture. The Depositary for the Notes of the Series Due 2009 shall be The Depository Trust Company.

          (d) The Stated Maturity of the Notes of the Series Due 2009 shall be November 1, 2009.

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          (e)   The Notes of the Series Due 2009 shall bear interest at the rate of 7.00% per annum, and such interest shall accrue from the original issue date thereof (or from the most recent Interest Payment Date to which interest on such Note has been paid or provided for). The Interest Payment Dates for the Notes of the Series Due 2009 shall be May 1 and November 1 of each year commencing May 1, 2000, and the Regular Record Date will be 15th day of the calendar month immediately preceding each Interest Payment Date.

          (f)   Principal of and interest on the Notes of the Series
Due 2009 shall be payable in U.S. Dollars at the Corporate Trust Office of the Trustee, provided, however, that payment of interest shall be made by wire transfer of immediately available funds into the account specified by the Depositary so long as the Notes of the Series Due 2009 are in the form of one or more Global Securities. Notwithstanding the foregoing, if individual Notes of the Series Due 2009 are issued in definitive form under the conditions specified in Section 2.03 of the Indenture, upon receipt of written instructions from the Holder of a Note of the Series Due 2009 in an aggregate principal amount of at least $10,000,000 on or before the Regular Record Date for an Interest Payment Date, the Trustee will make such payments of interest by wire transfer of immediately available funds to such account at a bank located in the United States of America as the Holder of such Notes of the Series Due 2009 shall have designated, provided that such bank has appropriate facilities therefor.

          (g) The Notes of the Series Due 2009 are subject to redemption in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes of the Series Due 2009 to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year of twelve 30-day months) at the treasury yield as hereinafter defined, plus two-tenths of one percent (.20%) plus in each case accrued interest to the Redemption Date. Such Redemption Date shall be set forth in an Officers' Certificate delivered to the Trustee on or before the Redemption Date and upon which the Trustee may conclusively rely.

          For purposes of this paragraph (g):

          "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

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          "Comparable Treasury Price" means, with respect to any
Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

          "Reference Treasury Dealer" means any primary U.S. Government securities dealer in New York City selected by the Company.

          (h) The Notes of the Series Due 2009 shall not be subject to any sinking fund and shall not be redeemable at the option of the Holders thereof.

          (i) If individual Notes of the Series Due 2009 are issued in definitive form under the conditions specified in Section 2.03 of the Indenture, individual certificates will be issued in denominations of $1,000 or any integral multiple thereof.

          Such Securities shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by
Section 3.03 of the Indenture. The Notes of the Series Due 2009 shall be substantially in the form of the Security attached hereto as Appendix I, which is incorporated herein by reference.


                                  ARTICLE III
                                 MISCELLANEOUS


SECTION 3.01.

           The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 3.02.

          This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.03.

          (a) If any provision of this Supplemental Indenture conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Indenture), by any of the provisions of Sections 310 to 317, inclusive, of said act, such required provision shall control.

          (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Securities issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04.

          Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such name or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements contained in this Supplemental Indenture by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05.

          (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          (b) The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, WPS RESOURCES CORPORATION has caused this Supplemental Indenture to be executed by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and FIRSTAR BANK, NATIONAL ASSOCIATION, as Trustee as aforesaid, has caused this Supplemental Indenture to be executed by one of its authorized signatories, as of November 1, 1999.

                                       WPS RESOURCES CORPORATION


                                       By:  /s/  Daniel P. Bittner
                                            ------------------------------
                                       Name:   Daniel P. Bittner
                                       Title:  Senior Vice President and
                                               Chief Financial Officer

ATTEST:

/s/  Barth Wolf
-----------------------------
Secretary

                                       FIRSTAR BANK, NATIONAL ASSOCIATION


                                       By:  /s/  Robert T. Jones
                                            ------------------------------
                                            Name:  Robert T. Jones
                                            Title: V.P. & T.O.

ATTEST:

/s/  Bill Sicking
-----------------------------
Name:  Bill Sicking
Title: Trust Officer

                                                                APPENDIX I

CUSIP:
No.  92931B AA 4
                                                               $__________



          THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.*

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION
(55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*







--------------------------------------
* To be included so long as Security is a Global Security.

                            WPS RESOURCES CORPORATION
                      7.00% SENIOR NOTE DUE NOVEMBER 1, 2009


ORIGINAL ISSUE DATE:  November 15, 1999

INTEREST RATE:  7.00%

INTEREST PAYMENT DATES:  May 1 and November 1 (commencing May 1, 2000)

REGULAR RECORD DATES:  April 15 and October 15

MATURITY DATE:  November 1, 2009

          WPS RESOURCES CORPORATION, a corporation duly organized and existing under the laws of Wisconsin (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or registered assigns, the principal sum of

                                                                    DOLLARS

on the Maturity Date specified above and to pay interest on the unpaid principal amount hereof from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, semi-annually on the Interest Payment Dates specified above in each year, commencing May 1, 2000, at the Interest Rate specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate specified above on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above for such interest (whether or not such day is a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall have been given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose, in Cincinnati, Ohio, in Dollars, provided, however, that payment of interest shall be made by wire transfer of immediately available funds into the account specified by the Depositary so long as this note is in the form of a Global Security and otherwise by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, if individual Securities are issued in definitive form under the conditions specified in Section 2.03 of the Indenture, upon receipt of written instructions from the Holder of Notes in an aggregate principal amount of at least $10,000,000 on or before the Regular Record Date for an Interest Payment Date, the Trustee will make such payments of interest by wire transfer of immediately available funds to such account at a bank located in the United States of America as the Holder hereof shall have designated, provided that such bank has appropriate facilities therefor.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                       WPS RESOURCES CORPORATION


                                       By
                                          ---------------------------

Attest:
_______________________               [SEAL]

                 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

Dated:  _______________

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       FIRSTAR BANK, NATIONAL ASSOCIATION
                                         as Trustee


                                       By
                                          ---------------------------
                                       Authorized Signatory


                            Form of Reverse of Security.
                            ---------------------------

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1999 (herein called the "Indenture"), between the Company and Firstar Bank, National
Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

          The Securities of this series are subject to redemption upon not less than 30 nor more than 45 days' notice by first class mail, in whole at any time or in part from time to time at the option of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the First Supplemental Indenture to the Indenture) plus two-tenths of one percent (.20%), plus in each case accrued and unpaid interest to the Redemption Date.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof, and otherwise of like tenor, will be issued in the name of the Holder hereof upon the cancellation hereof.

          If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in

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

the manner and with the effect provided in the Indenture.  Upon payment
(i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

          This Security is subject to Defeasance as described in the Indenture.

          The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

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

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures ("CUSIP"), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

          All capitalized terms used in this Security without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

---------------------------------------------------------------------
       (Insert assignee's social security or tax I.D. number)

---------------------------------------------------------------------

---------------------------------------------------------------------

---------------------------------------------------------------------

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          (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ---------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                    Your Signature:
       -----------------                   --------------------------
                                           (Sign exactly as your
                                           name appears on the other
                                           side of this Security)

Signature Guaranty:
                     ------------------------------------------------
                     (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other signature guarantee program as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

Social Security Number or Taxpayer Identification
Number:
        ------------------------------------------

                                       13

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